RETENTION AGREEMENT AND RELEASE OF CLAIMS THIS RETENTION AGREEMENT AND RELEASE OF CLAIMS (“Agreement”) is made by and between Hyzon Motors USA Inc. (“Hyzon”) and John Zavoli (“Employee”). Hyzon desires to retain Employee and, for that reason, is offering incentives by this Agreement to Employee to remain in Employee’s role. 1. Retention Payment: If Employee satisfies the eligibility requirements below and remains actively employed with Hyzon through the earlier of (a) April 20, 2025; or (b) the date Hyzon terminates Employee due to completion of Employee’s duties related to Hyzon’s liquidation, as determined in Hyzon’s sole discretion (the “Retention Date”), Hyzon agrees to pay Employee a retention payment in the gross amount of $60,000.03, less applicable taxes and withholdings (the “Retention Payment”). Employee’s Retention Payment will be paid in two installments, as follows:  A first installment of $15,000.01, less any required tax withholding, on the next practicable pay period date following the Effective Date of this Agreement (the “First Installment”); and  Provided Employee meets the eligibility requirements set forth in Section 2 below, a second installment of $45,000.02, less any required tax withholding, on the next practicable pay period date following the Retention Date (the “Second Installment”). 2. Eligibility Requirements: In addition to the Employee’s promises below, to be eligible for the Second Installment of the Retention Payment, Employee must devote Employee’s best efforts and full attention to the performance of Employee’s position in good faith and follow all Hyzon policies and procedures, all as reasonably determined by Hyzon. Employee will not be eligible for the Second Installment of the Retention Payment under this Agreement if Employee’s employment ends for any reason other than Hyzon’s termination of Employee due to completion of Employee’s duties related to Hyzon’s liquidation, as determined in Hyzon’s sole discretion, before the Retention Date. Nothing in this Agreement alters Employee’s status as an at-will employee. 3. Release of Claims: In exchange for the benefits described above, which Employee acknowledges constitutes good, valuable, and sufficient consideration to which Employee is not otherwise entitled, Employee waives, discharges, and releases Hyzon, and its subsidiaries, parents, affiliates, and the owners, officers, directors, employees, agents, attorneys, insurers, successors, and assigns of each (collectively, the “Released Parties”) from all legal, equitable, or administrative claims that Employee may have against the Released Parties, whether known or unknown. This waiver and release specifically includes, but is not limited to, claims arising under federal, state or local statutes, common law, ordinances, regulations, or equity, including the Age Discrimination in Employment Act. Employee waives any right to recover any attorneys’ fees or costs related to any alleged claims against the Released Parties. Employee agrees that this release includes any claims Employee may have, including claims of which Employee may not be presently aware. This release does not waive any claim that arises after Employee executes this Agreement or any right to challenge whether Employee knowingly and voluntarily waived Employee’s rights. Also excluded from this release are any claims for breach of this Agreement and any other claims that cannot be waived by law, including but not limited to the right to file a charge or complaint with or participate in an investigation conducted by any federal, state, or local governmental agency. However, Employee waives all rights to monetary or equitable relief from such proceedings should a claim be brought on Employee’s behalf, except when prohibited by law including claims with the U.S. Securities and Exchange Commission. The waiver and release in this Agreement shall not and expressly does not include any right or claim, whether legal or equitable, that Employee has or may have under the Employment Agreement dated July 15, 2021, by and between Employee and Hyzon, as amended (“Employment Agreement”), which is expressly incorporated by reference to this Agreement, including but not limited to, any right or claim Docusign Envelope ID: 38834926-3372-4F7B-923F-6A594749B811

2 FP 53282072.2 under Employment Agreement Section 8. - Compensation upon Termination of Employment. Employee reserves all rights under such Employment Agreement. 4. ADEA Waiver and Release: Employee acknowledges that this Agreement includes a release and waiver of any and all claims of age discrimination that Employee may have under the Age Discrimination in Employment Act (ADEA) and the Older Worker Benefits Protection Act. Employee understands that Employee is not releasing any ADEA claims that arise after Employee signs this Agreement. Employee agrees that the consideration being provided by Hyzon is being provided, in part, in exchange for Employee’s knowing and voluntary release and waiver of all rights and claims Employee has or may have arising under the ADEA. Employee agrees Employee has been given a period of forty-five (45) calendar days to decide whether to enter into this Agreement. Employee understands that after signing this Agreement, Employee has a period of seven (7) calendar days to revoke this Agreement. Should Employee exercise Employee’s right to revoke under this provision, this Agreement shall be null and void. Employee can revoke the Agreement by notifying Ofelia Carbajal, Global HR Director, 599 S. Schmidt Road, Bolingbrook, IL 60440, Ofelia.Carbajal@hyzonfuelcell.com, in writing of the decision to revoke no later than the seventh (7th) day following Employee’s execution of this Agreement. Employee acknowledges that Hyzon has advised Employee, in writing, to review this Agreement with an attorney prior to signing. Attachment A to this Agreement contains information regarding the Closure Retention Program being offered by the Company, as to the as to (a) the group of individuals from which employees were selected for the offer of the package and (b) the eligibility factors for the package. Attachment A also includes information regarding the job titles and ages of all individuals offered participation in this Program. 5. Effective Date: This Agreement shall become effective and enforceable on the eighth (8th) day following execution by Employee without revocation. 6. Miscellaneous: This Agreement embodies the entire agreement of the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties. This Agreement shall be binding upon the parties and their respective heirs, representatives, successors, transferees, and assigns. The terms of this Agreement are severable, and any unenforceable provision shall not affect the validity of the remainder of the Agreement. This Agreement shall be governed by and construed in accordance with laws of the state where Employee primarily works, without regard to its choice of law rules. This Agreement shall not in any way be construed as an admission by Hyzon of any wrongdoing. Employee has read this Agreement and fully understands all of its provisions. Employee enters into this Agreement freely, voluntarily, and without any coercion or duress whatsoever. Employee understands that this Agreement is contractual in nature and may be enforced by either party. Hyzon Motors USA Inc. Employee By: Signature Date Name: Glenn Kushiner Its: Chief Restructuring Officer Date: Docusign Envelope ID: 38834926-3372-4F7B-923F-6A594749B811 1/1/2025 12/31/2024